Exhibit 10.10

SHARE TRANSFER

LIVE Fund I Partners L.P., an Ontario limited partnership, for value received, does hereby transfer to LIV Capital Acquisition Sponsor, L.P., a Cayman Islands exempted limited partnership (the "Transferee"), the 1,725,000 Class B ordinary shares standing in the Transferor’s name in the undertaking called LIV Capital Acquisition Corp. (an exempted company incorporated in the Cayman Islands), to hold the same unto the Transferee.

Signed by the Transferor

LIVE Fund I Partners L.P.

By: LIVE Fund I partners GP, LLC, its general partner

By: Latin Idea Holdings, LLC, its sole member and manager

By: /s/ Alexander Roger Rossi

Name: Alexander Roger Rossi

Title: Member

Date: November 6, 2019